EXHIBIT 21.1

Subsidiaries of Registrant

Property Name	State Organization
Lightstone Value Plus REIT, LP	Delaware
LVP Gulf Coast Industrial Portfolio	Delaware
LVP 120 Mallard LLC	Delaware
LVP 100 James LLC	Delaware
LVP 150 Canvasback LLC	Delaware
LVP 107 Mallard LLC	Delaware
LVP 143 Mallard LLC	Delaware
LVP 150 Teal LLC	Delaware
LVP 520 Elmwood Park LLC	Delaware
LVP 11301 Industriplex LLC	Delaware
LVP 1141 Industriplex LLC	Delaware
LVP 6565 Exchequer LLC	Delaware
LVP 7042 Alamos Downs LLC	Delaware
Light 5405 Bandera LLC	Delaware
Light 1700 Grandstand LLC	Delaware
LVP 7402 Reindeer LLC	Delaware
Whitfield Sarasota LLC	Delaware
TLG Hotel Acquisitions, LLC	Delaware
ESD # 5050 Houston - Katy Freeway, LLC	Delaware
ESD # 5051 Houston - Sugar Land, LLC	Delaware
LVP Acquisitions Corp	Delaware
LVP Timber Creek LLC	Delaware
LVP Wendover LLC	Delaware
LVP Mallard Parking LLC	Delaware
LVP Oakview Strip Center LLC	Delaware
LVP Oakview Strip Center II LLC	Delaware
LVP Camden Multi Family Portoflio, LLC	Delaware
Carriage Hill MI LLC	Delaware
Carriage Park MI LLC	Delaware
MaComb Manor MI LLC	Delaware
Scotsdale MI LLC	Delaware
LVP Michigan MultiFamily Portfolio	Delaware
LVP St. Augustine Outlets LLC	Delaware
LVP 1407 Broadway LLC	Delaware
PRO DFJV Holdings, LLC	Delaware
LVP Everson Pointe, LLC	Delaware
LVP CP Boston, LLC	Delaware
LVP CP Boston Holding Corp.	Delaware
LVP CP Boston Holdings, LLC	Delaware
1407 Broadway Mezz II LLC *	Delaware
50-01 2nd Street Associates LLC	Delaware
50-01 2nd Street Associates Holdings LLC	Delaware
LVP DePaul Hold Co LLC	Delaware
LVP DePaul LLC	Delaware
LVP OP Hold Co LLC	Delaware

LVP WVTC LLC	Delaware
LVP Crowes Crossing LLC	Delaware
LVP HI Brunswick LLC	Delaware
Sun CNY Holding Corp	Delaware
Sun CNY Properties LLC	Delaware
Sun Gold Coast Holdings Corp	Delaware
Sun Gold Coast Properties LLC	Delaware
LVP Rego Park LLC	Delaware
LVP CY Willoughby Holdings LLC	Delaware
LVP CY Willoughby LLC	Delaware
LVP CY Willoughby Holding Corp.	Delaware
LVP FFI Des Moines Holdings LLC	Delaware
LVP FFI Des Moines LLC	Delaware
LVP FFI Des Moines Holding Corp.	Delaware
LVP HI Auburn Holdings LLC	Delaware
LVP HI Auburn LLC	Delaware
LVP HI Auburn Holding Corp.	Delaware
LVP SHS Des Moines Holdings LLC	Delaware
LVP SHS Des Moines LLC	Delaware
LVP SHS Des Moines Holding Corp.	Delaware
LVP WVTC Holdings LLC	Delaware
LVP WVTC Holding Corp.	Delaware
LVP Rogers Holdings LLC	Delaware
LVP Rogers LLC	Delaware
LVP Rogers Holding Corp.	Delaware
LVP FFI Jonesboro Holdings LLC	Delaware
LVP FFI Jonesboro LLC	Delaware
LVP FFI Jonesboro Holding Corp.	Delaware
LVP RI Baton Rouge Holdings LLC	Delaware
LVP RI Baton Rouge LLC	Delaware
LVP RI Baton Rouge Holding Corp.	Delaware
LVP CY Baton Rouge Holdings LLC	Delaware
LVP CY Baton Rouge LLC	Delaware
LVP CY Baton Rouge Holding Corp.	Delaware
LVP HMI Ft. Lauderdale Holdings LLC	Delaware
LVP HMI Ft. Lauderdale LLC	Delaware
LVP HMI Ft. Lauderdale Holding Corp.	Delaware
LVP HMI Miami Holdings LLC	Delaware
LVP HMI Miami LLC	Delaware
LVP HMI Miami Holding Corp.	Delaware
LVP OP Holdings Corp.	Delaware

* Lightstone Value Plus REIT, LP owns a percentage interest in these entities.